UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        August 12, 2019

U.S. Xpress Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-38528	62-1378182
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4080 Jenkins Road
Chattanooga, Tennessee	37421
(Address of Principal Executive Offices)	(Zip Code)

(423) 510-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	USX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐  Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 12, 2019, Mr. Philip V. Connors retired from the Board of Directors (the “Board”) of U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Company”). The Company has greatly appreciated Mr. Connors’s transportation and logistics perspectives and his valuable service to the Board. The Company wishes him well following his retirement from the Board.

Effective August 13, 2019, Ms. Lisa Quinn Pate resigned from the Board. The Company has greatly appreciated Ms. Pate’s years of dedication and valuable service as an officer and director of the Company. The Company wishes her well following her resignation from the Board.

Following Mr. Connors’s retirement and Ms. Pate’s resignation from the Board, the Board will be comprised of four independent directors and two non-independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Xpress Enterprises, Inc.
(Registrant)

Date: August 16, 2019	By:	/s/ Eric A. Peterson
Eric A. Peterson
Chief Financial Officer, Treasurer, and Secretary